                                                                                                                                                                         Exhibit 99.1

For Immediate Release

Contact:                 Mike Dinneen
 SVP, Marketing & Communications
(856) 552-5013
mdinneen@sunnb.com

Sun Bancorp, Inc. Announces Board Chair Transition

MOUNT LAUREL, N.J., October 28, 2016 -- Sun Bancorp, Inc. (NASDAQ:SNBC) (the "Company"), the holding company for Sun National Bank (the "Bank"), announced today that its Chairman of the Board, Sidney R. Brown, has informed the Board of Directors of his decision to step down as Chairman of the Company and the Bank effective December 31, 2016.    Mr. Brown will continue to serve as a member of the Board of the Company and the Bank.  Mr. Brown has served as Chairman since May, 2013 and also served as Interim CEO of the Company and the Bank for eight months during 2013 and early 2014.
"The demands on my time as CEO of NFI Industries, Inc. continue to increase as this family business expands both globally and logistically," stated Mr. Brown.  "The Company and Bank are now on much stronger footing, and the management team at Sun has aggressively addressed the many challenges that had previously confronted the Company.  As a result of these efforts, the Bank's long-standing regulatory agreement was ended in January this year and the Company has reported profitable operations since January, 2015.  Consequently, the timing is right for me to take a less active role in the boardroom.  I look forward to working with our Board and Management as the Company continues its impressive progress."
President & CEO  Thomas M. O'Brien stated, "During his board tenure, Sid Brown has taken on a variety of demanding roles for the Company, including Board Chair, then Interim CEO,  along with Board committee duties.  It is certainly understandable that he wishes to step back somewhat from the Company and focus on his significant responsibilities at NFI.  He has consistently been an advocate for change and his support for our major restructuring was important to its success.  Sid was instrumental in recruiting the executive talent necessary to the success of the Company.  The Board's Nominating and Corporate Governance Committee has received Sid's decision and will be recommending a successor in due course to facilitate a smooth transition.  We expect the successor to be selected from among the Board's independent members, consistent with our current practice of separating the CEO and Chair positions."

About Sun Bancorp, Inc.

Sun Bancorp, Inc. (NASDAQ: SNBC) is a $2.19 billion asset bank holding company headquartered in Mount Laurel, New Jersey. Its primary subsidiary is Sun National Bank, a community bank serving customers throughout New Jersey and the metro New York region.  Sun National Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnationalbank.com.
Cautionary Note Regarding Forward-Looking Statements
Except for historical information contained herein, the statements made in this press release constitute "forward-looking" statements, as defined  in the Private Securities Litigation Reform Act of 1995, which may be identified by the use of such words as "allow," "anticipate," "believe," "continues," "could," "estimate," "expect," "intend," "may," "opportunity," "outlook," "plan," "potential," "predict," "project," "reflects," "should," "typically," "usually," "view," "will," "would," and similar terms and phrases, including references to assumptions.  These forward-looking statements may include, but are not limited to, statements about the Company's plans, objectives, expectations, intentions  and other statements contained herein that are not historical facts. Actual results may differ materially from the results discussed in the forward-looking statements because such statements involve certain risks and uncertainties.  Additional information on these risks can be found in the Company's filings with the Securities and Exchange Commission.  No undue reliance should be placed on any forward-looking statements.  The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any such forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.
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